Exhibit 23-d




                 CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 28, 1999, relating to the financial statements of the DonTech Profit Participation Plan, which appears in the Annual Report of Ameritech Corporation on Form 11-K for the year ended December 31, 1998.



                                      PricewaterhouseCoopers LLP


New York, New York
October 8, 1999